AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of November, 2009, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the “Transfer Agent Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Portfolio 21 Fund and the Portfolio 21 Institutional Class Fund, and U.S. Bancorp  Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS
WHEREAS, the parties have entered into a Transfer Agent Agreement; and
WHEREAS, the parties desire to amend the fees of a certain series of the Trust; and
WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit M to the Transfer Agent Agreement is hereby superseded and replaced with Exhibit M attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert M. Slotky	By: /s/ Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit M to the PMP Transfer Agent Servicing Agreement
Name of Series
Portfolio 21 Fund
Portfolio 21 Institutional Class

Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
    •  No-Load - $[  ]/account
Annual Minimum:
    •  $[  ] per no-load fund
    •  $[  ] each additional class

Activity Charges
    •  Telephone Calls - $[  ]/call
    •  E-mail Services
                 $[  ]/month administration
                 $[  ]/e-mail received
    •  Draft Check Processing - $[  ]/draft
    •  Daily Valuation Trades - $[  ]/trade
    •  Lost Shareholder Search - $[  ]/search
    •  AML Basic Fee (annual) - $[  ]
    •  AML New Account Service - $[  ]/new
            domestic accounts and $[  ]/new foreign
             account, shareholder verifications $[  ]/account
    •  ACH/EFT Shareholder Services:
    •  $[  ]/month/fund group
    •  $[  ]/ACH item, setup, change
    •  $[  ]/correction, reversal
Including, but not limited to:
    •  Telephone toll-free lines, call transfers, etc.
    •  Mailing, sorting and postage
    •  Stationery, envelopes
    •  Programming, special reports
    •  Insurance, record retention, microfilm/fiche
    •  Proxies, proxy services
    •  NSCC processing charges
    •  All other out-of-pocket expenses
DST Disaster Recovery expense:
    •  $[  ] per account, annually (billed monthly)

Fees are billed monthly
Subject to CPI increase, Milwaukee MSA.

Service Charges to Investors/Shareholders
Qualified Plan Fees (Billed to Investors)
    •  $[  ] /qualified plan acct (Cap at $[  ]/SSN)
    •  $[  ] /Coverdell ESA acct (Cap at $[  ]/SSN)
    •  $[  ] /transfer to successor trustee
    •  $[  ] /participant distribution (Excluding SWPs)
    •  $[  ] /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
    •  $[  ] /outgoing wire transfer
    •  $[  ] /overnight delivery
    •  $[  ] /telephone exchange
    •  $[  ] /return check or ACH
    •  $[  ] /stop payment
    •  $[  ] /research request (Cap at $[  ]/request)
    (For requested items of the second calendar year [or
            previous] to the request)

Technology Charges
    1.  Fund Group Setup (first cusip) - $[   ]/fund group
    2.  Fund Setup - $[ ]/cusip (beyond first cusip)
    3.  NSCC Service Interface – All NSCC Services
             Setup - $[  ]/fund group
             Annual $[  ]/cusip/year
    4.  Telecommunications and Voice Services
     Service Setup - $[  ] ATT transfer connect
    VRU Setup - $[  ]500/fund group
     VRU Maintenance - $[  ]/cusip/month
                     $[  ]/voice response call
                     $[  ]/voice recognition call
    5.  Asset Allocation Services - $[  ]/account
             group/year ([  ] reallocations)
    6.  12b-1 Aging - $[  ]/account/year
    7.  Average Cost - $[ ]/account/year
    8.  Development/Programming - $[  ]/hour
    9.  File Transmissions – subject to requirements
    10.    Selects - $[  ] per select
    11.    Report Source - $[  ] / month – Web reporting
    12.    Extraordinary services – charged as incurred
                     Conversion of Records (if necessary) –
         Estimate to be provided
                     Custom processing, re-processing
All other extraordinary services

Advisor’s Signature below acknowledges approval of the fee schedule of this Exhibit M.
PORTFOLIO 21 INVESTMENTS, INC.

By: /s/ Leslie E. Christian
Name: Leslie E. Christian
Title: President & CEO            Date: 12/3/09